Exhibit 21
Subsidiaries of Air Products and Chemicals, Inc.

UNITED STATES

All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant -- Air Products and Chemicals, Inc.
7001 Hamilton Properties LLC
Air Products and Chemicals, Inc. of Utah (Utah)
Air Products Advanced Materials LLC
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products Industrial Gas LLC
Air Products International LLC
Air Products Investments, LLC
Air Products Investments Holdings LLC
Air Products LLC
Air Products Manufacturing Corporation
Air Products Manufacturing LLC
Air Products West Coast Hydrogen LLC
APCI (U.K.), Inc.
East Coast Nitrogen Company LLC
East Coast Oxygen Co.
EPCO Carbon Dioxide Products, Inc. (Illinois)
Gardner Cryogenics (Pennsylvania)
Harvest Energy Technologies (California)
Indura Holdings Colombia, LLC
Olin DNT Limited Partnership
Permea Inc.
Procal (California)
Prodair Corporation
SCWC Corp.
Stravinsky Investments LLC
The Former SR Manufacturers Inc.

ARGENTINA

Indura Argentina S.A.

AUSTRIA

Air Products Gesellschaft mbH

BAHRAIN
Air Products Bahrain W.L.L

BELGIUM

ACP Zolder Invest NV
Air Products Management S.A.
Air Products S.A.
Napro S.A.

BERMUDA

Asia Industrial Gas Company Ltd.

BRAZIL

Air Products Brasil Ltda.

CANADA

Air Products Canada Ltd./Prodair Canada Ltee

CHILE

AP Services South America SpA
Centro Técnico Indura Limitada
Indura Inversiones Limitada
Indura S.A.
Indura Sociedad Comercial Limitada
Inversiones Air Products Holdings Limitada
Oxigeno Medicinal Domiciliario Limitada
Servicios Indura Limitada

CHINA

Air Products (Anshan) Gases Co., Ltd.
Air Products (Cangzhou) Co., Ltd.
Air Products (Changsha) Co., Ltd.
Air Products (Chongqing) Chem-Materials Co., Ltd.
Air Products (Dongguan) Gases Co., Ltd.
Air Products (Guangzhou) Electronics Gases Co., Ltd.
Air Products (Hangjin Qi) Co., Ltd.
Air Products (Hefei) Electronics Gases Co., Ltd.
Air Products (Hong Kong) Co., Ltd.
Air Products (Huaibei) Gases Co., Ltd.
Air Products (Jiangxi) Co., Ltd.
Air Products (Jincheng) Co., Ltd.
Air Products (Jinjiang) Electronics Gases Co., Ltd.
Air Products (Kunshan) Gases Co., Ltd.
Air Products (Linfen) Co., Ltd.
Air Products (Nanjing) Electronics Gases Co., Ltd.
Air Products (Ningbo) Hi-Tech Gases Co., Ltd.
Air Products (Shenyang) Gases Co., Ltd.
Air Products (Tianjin) Co., Ltd.
Air Products (Xia’men) Electronics Gases Co., Ltd.
Air Products (Xi'an) Gases Co., Ltd
Air Products (Zhongshan) Gases Co., Ltd
Air Products (Zhumadian) Gases Co., Ltd.
Air Products and Chemicals (Anhui) Co., Ltd.
Air Products and Chemicals (Banan) Gases Co., Ltd.
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Binzhou) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (Dalian) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products and Chemicals (Guiyang) Co., Ltd.
Air Products and Chemicals (Hefei) Co., Ltd.
Air Products and Chemicals (Hohhot) Co., Ltd.
Air Products and Chemicals (Jiyuan) Onsite Gases Co., Ltd.
Air Products and Chemicals (Lianyungang) Gases Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Nanjing) Gases Co., Ltd.
Air Products and Chemicals (Pengzhou) Co., Ltd.
Air Products and Chemicals (Putian) Co., Ltd.
Air Products and Chemicals (Qingdao) Co., Ltd.
Air Products and Chemicals (Shaanxi) Co., Ltd.
Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.
Air Products and Chemicals (Shanghai) Co., Ltd.

Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.
Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Shangluo) Co., Ltd.
Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (Weifang) Co., Ltd.
Air Products and Chemicals (WuXi) Gases Co., Ltd.
Air Products and Chemicals (WuXi) Co., Ltd.
Air Products and Chemicals (Xi’an) Co., Ltd.
Air Products and Chemicals (Xingtai) Co., Ltd.
Air Products and Chemicals (Xinxiang) Co., Ltd.
Air Products and Chemicals (Yichun) Co., Ltd.
Air Products and Chemicals (Yulin) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Air Products and Chemicals (Zhejiang) Co., Ltd.
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals Tech Development (Beijing) Co., Ltd.
Air Products Debang (Lianyungang) Co., Ltd.
Air Products Huadong (Longkou) Co., Ltd.
Air Products Lu’An (Changzhi) Co., Ltd.
Air Products SinoHytec (Beijing) Hydrogen Energy Technology Co., Ltd.
Beijing AP BAIF Gases Industry Co., Ltd.
Chengdu Air & Gas Products Ltd.
Permea China, Ltd.
WuXi Hi-Tech Gas Co., Ltd.
Zibo Chuangcheng Engineering Design Co., Ltd.

COLUMBIA

Gases Industriales de Columbia S.A. – Cryogas
Ingemedicas Santandar Ltda.
Ingenieria en Redes de Gases S.A. - Gasproject S.A.

CZECH REPUBLIC

Air Products spol s.r.o.
Green BioFuel s.r.o.

ECUADOR

Air Products Ecuador S.A.

EGYPT

Air Products Gases S.A.E.

FRANCE

Air Products SAS
Helap SAS
Lida SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
SAGA SAS
Soprogaz SNC
Union Mobiliere Industrielle S.A.R.L.

GERMANY

Air Products GmbH
Air Products Holdings GmbH
Tyczka Industrie-Gase GmbH

INDIA

Prodair Air Products India Private Limited

INDONESIA

PT Air Products Indonesia
PT Air Products East Kalimantan
PT Air Products Indonesia Services

IRELAND

Air Products Ireland Limited

ISRAEL

Air Products Israel Ltd.
Gastel Limited
Gas Supply Services, Ltd.
Gas Technologies, Ltd.
Oxygen & Argon Works, Ltd.
Oxygen Center, Ltd.
Oxygen Warehouse Trade (1980), Ltd.
STS

ITALY

Air Products Italia S.r.l.

JAPAN

Air Products Japan, Inc.
Air Products Japan K.K.

KOREA

Air Products Korea Inc.
Korea Industrial Gases, Ltd.

LUXEMBOURG

ACP Europe SA

MALAYSIA

Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
Air Products Specialized Process Equipment SDN
Kulim Industrial Gases Sdn Bhd

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.

MOROCCO

Air Products Maghreb S.A.R.L.

MYANMAR
Yangon Industrial Gas (Thilawa) Company Limited

THE NETHERLANDS
Air Products Gases Holdings B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products Netherlands Gases B.V.
Air Products (Rozenburg) B.V.
Carbolim B.V.
KRIG Holdings B.V.

NIGERIA

Prodair Escravos Limited

NORWAY

Air Products A/S

OMAN
AJWAA Gases LLC
United Industrial Gases Company LLC

PERU

Air Products Peru S.A.
Indura Peru S.A.
Indura S.A. (Peru)

POLAND

Air Products Sp. Z o.o.
STP & DIN Chemicals Sp. Z.o.o.

PORTUGAL

Gasin II Unipessoal LDA

QATAR
Air Products Helium Inc. Qatar Branch

RUSSIA

Air Products O.O.O.
Air Products Gas O.O.O.

SAUDI ARABIA
Air Products Middle East Industrial Gases LLC
Air Products PLC Branch
Air Products Qudra (GICIS)
Gases Integrated Company Limited (GIC)
Jazan Gas Projects Company
Jazan Integrated Gasification and Power Company (JIGPC)

SINGAPORE

Air Products Singapore Industrial Gases Pte. Ltd.

SLOVAKIA

Air Products Slovakia s.r.o.

SPAIN

Air Products Iberica, S.L.
Air Products Services Europe, S.A.
Carburos Via Augusta Logistics, S.L.
Contse, S.A.U.
Matgas 2000 A.I.E.
Oxigeno de Sagunto, S.L.
Oxigenol, S.A.
Quimica Basica, S.A.
Sociedad Espanola de Carburos Metalicos S.A.
Vitalox Industrial S.L.U.

SWITZERLAND

Air Products Switzerland Sàrl

TAIWAN, CHINA

Air Products Asia Inc., Taiwan Branch
Air Products San Fu Co., Ltd.
Air Products Taiwan Holdings Co., Ltd.
Blue Ocean Industrial Gases Co., Ltd.

UKRAINE

Air Products Ukraina LLC
KRYVYI RIH Industrial Gas
PQ Ammonia

UNITED ARAB EMIRATES

Air Products (Middle East) FZE
Air Products Emirates Gases LLC
Air Products Gulf Gas LLC

UNITED KINGDOM

Air Products (BR) Limited
Air Products Equipment Limited
Air Products Group Limited
Air Products Llanwern Limited
Air Products PLC
Air Products Renewable Energy Limited
Air Products Yanbu Limited
Cryoservice Limited
Dixons of Westerhope
Gas Direct Limited
Prodair Services Limited

UZBEKISTAN

Air Products Central Asia Group LLC
Markaziy Osiyo Sanoat Gaz LLC